Exhibit 23.1.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 7, 2002, except as to Notes 1A and 14, which are as of August 22, 2002, relating to the consolidated financial statements and financial statement schedule of Orbital Sciences. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
November 19, 2002